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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Digital Recorders, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DIGITAL RECORDERS, INC.
(A North Carolina Corporation)
Corporate Administration • 5949 Sherry Lane, Suite 1050 • Dallas, Texas 75225

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS
       The Digital Recorders, Inc. Annual Meeting of Shareholders will be held May 24, 2006 at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the following purposes:

1. To elect two Class One and three Class Two directors to serve until the Annual Meeting of Shareholders in 2007;

2. To ratify the selection of independent auditors for fiscal year 2006;

3. To approve partial payment for duty of members of the Board of Directors and employee cash compensation to key executive management of the Company in the form of Common Stock;

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.
      For the convenience of our Shareholders, a continental breakfast will be available at 9:30 a.m. (Eastern) at the Annual Meeting location.
      Holders of record of our Common Stock, par value $0.10 per share, at the close of business on April 4, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ DAVID L. TURNEY

Chairman, Chief Executive Officer and President

April 19, 2006

To ensure your representation at the Annual Meeting of Shareholders, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Annual Meeting of Shareholders. However, if your shares are held by a broker, bank or nominee as of the record date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from the record holder a proxy issued in your name.

THIS PAGE WAS INTENTIONALLY LEFT BLANK.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT APRIL 19, 2006
WHERE TO ADDRESS QUESTIONS REGARDING THE PROPOSALS HEREIN AND HOW TO OBTAIN ADDITIONAL COPIES
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL THREE
OTHER MATTERS
BOARD OF DIRECTORS’ COMMITTEES
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
COMPARISON OF CUMULATIVE TOTAL RETURN * AMONG THE COMPANY’S COMMON STOCK, THE NASDAQ INDEX AND THE INFORMATION TECHNOLOGY INDEX
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2007
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
WHERE YOU CAN FIND MORE INFORMATION

DIGITAL RECORDERS, INC.
(A North Carolina Corporation)
Corporate Administration • 5949 Sherry Lane, Suite 1050 • Dallas, Texas 75225

PROXY STATEMENT
APRIL 19, 2006

      This Proxy Statement is furnished by Digital Recorders, Inc., a North Carolina corporation (the “Company” or “DRI”), by the Company’s Board of Directors to the holders of record on the record date (the “Shareholders”), which is April 4, 2006 (the “Record Date”), of its Common Stock, par value $0.10 per share (the “Common Stock”), for the purpose of solicitation of the enclosed proxy for use in voting at the Annual Meeting of Shareholders. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended 2005 accompanies this Proxy Statement. The Form 10-K, the Proxy Statement, and proxy are first being mailed to Shareholders on or about April 24, 2006.
      The Annual Meeting of Shareholders will be held May 24, 2006, at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.”
      The proxy may be revoked by appropriate written notice at any time before it is exercised. (See “Revocability of Proxies” on the following page.)
      The Company will furnish additional copies of its Annual Report on Form 10-K, the Proxy Statement, and a complete investor’s packet, including recent news releases and informational brochures, free of charge to any Company Shareholder or beneficial owner as of the Record Date who submits a written request to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.
REVOCABILITY OF PROXIES
      A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Way; New York, NY 10038. A proxy also may be revoked by voting in person at the Annual Meeting of Shareholders. If your shares are held by a broker, bank or other nominee on the Record Date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy issued in your name. Unless the proxy is revoked, or unless it is received in such form that it is rendered invalid, the shares represented by the proxy will be voted according to Shareholder instructions. If the proxy is signed and returned without specifying choices, the shares will be voted according to the Board of Directors’ recommendations.
VOTING AND SOLICITATION OF PROXIES
Voting
      All Shareholders at the close of business on the Record Date of April 4, 2006 are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders. As of the Record Date, the Company had 9,773,509 shares of Common Stock outstanding.

      As of the Record Date, the holders of all outstanding Common Stock were entitled to cast 9,773,509 votes at the Annual Meeting of Shareholders. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders. In deciding all questions and other matters, holders of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in the Shareholder’s name. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.
      If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal being voted on at this year’s Annual Meeting of Shareholders.
      Proposal One regarding the election of two Class One and three Class Two directors to serve until the Annual Meeting of Shareholders in 2007 must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. This means that the person garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast. Votes may be cast in favor or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal and, therefore, will not affect the outcome of the vote on this proposal.
      Proposal Two regarding the ratification of the selection of independent auditors for fiscal year 2006 must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.
      Proposal Three regarding the approval of partial payment for duty of members of the Board of Directors and employee cash compensation to key executive management of the Company in the form of Common Stock must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.
      The holders of Common Stock are not entitled to dissenters’ rights under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.
Solicitation
      This proxy solicitation is being made by the Company, and the Company will pay for the cost of this solicitation, including expenses incurred in connection with preparing and mailing this Proxy Statement. Expenses include charges by brokers, banks or their nominees, and other custodians and fiduciaries for forwarding proxy materials to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, electronic mail, facsimile, or telephone. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.
AS A MATTER OF POLICY, PROXIES, BALLOTS AND VOTING TABULATIONS THAT
IDENTIFY INDIVIDUAL SHAREHOLDERS ARE HELD CONFIDENTIAL BY THE
COMPANY. SUCH DOCUMENTS ARE AVAILABLE FOR EXAMINATION ONLY BY
THE ELECTION INSPECTORS WHO TABULATE THE VOTES. THE IDENTITY OF THE
VOTE OF ANY SHAREHOLDER IS NOT DISCLOSED EXCEPT AS MAY BE
NECESSARY TO MEET LEGAL REQUIREMENTS.

WHERE TO ADDRESS QUESTIONS REGARDING THE PROPOSALS HEREIN AND
HOW TO OBTAIN ADDITIONAL COPIES
Questions on Proposals
      If you have additional questions regarding the proposals discussed in this Proxy Statement, you should contact: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225; Phone: (214) 378-8992; Fax: (214) 378-8437; and E-Mail: ir@digrec.com.
Additional Copies and Questions on Common Stock
      If you would like additional copies of this Proxy Statement, or if you have questions with respect to voting your shares, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Way; New York, NY 10038.

PROPOSAL ONE
TO ELECT TWO CLASS ONE AND THREE CLASS TWO DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2007
      The Company’s Board of Directors currently is comprised of:

•	Three Class One directors (Stephanie L. Pinson, Lawrence A. Taylor, and Juliann Tenney, J.D.)

•	Three Class Two directors (C. James Meese Jr., John K. Pirotte, and David L. Turney)

•	Two Class Three directors (John D. Higgins and Russell C. Cleveland)
      All of the directors, with the exception of David L. Turney and Lawrence A. Taylor, are independent directors, as defined in NASD Rule 4200(a)(15). Unless otherwise noted in this Proxy Statement, when a director is referred to as “independent” this determination is made in accordance with the standards for independence set forth in NASD Rule 4200(a)(15).
      Commencing with the 2005 Annual Meeting, the Company’s Articles of Incorporation were amended, as were the necessary provisions in its Bylaws, to provide for annual elections of each director. The annual election of directors started with election of three director positions in Class One to one-year terms in 2005; the election of two directors in Class One and the election of three directors in Class Two to one-year terms in 2006; and two director positions in Class Three expiring in 2007. The present directors in Class Three were re-elected for a three-year term expiring in 2007 pursuant to the annual elections approved by shareholders last year. At this year’s Annual Meeting of Shareholders, the following directors in Class One and Class Two have been nominated for re-election to serve a one-year term expiring in 2007.
Nominees Standing for Election as Directors at the Annual Meeting of Shareholders
      The Corporate Governance and Nominating Committee, all members of which are independent, submits the following nominees and knows of no reason why they would not be able to serve as directors:
NOMINEES

		Current Position	Term Expires
Name	Director Class	with Company	(If Elected)

C. James Meese Jr.	Two	Director	2007
Stephanie L. Pinson	One	Director	2007
John K. Pirotte	Two	Director	2007
Juliann Tenney, J.D.	One	Director	2007
David L. Turney	Two	Director	2007
      If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.
      The Corporate Governance and Nominating Committee has elected, during a meeting on March 29, 2006, not to submit Lawrence A. Taylor as a nominee for director. Russell C. Cleveland has informed the Company that for personal reasons he wishes to not serve the remaining year of his elected three-year term, which expires in 2007. His voluntary resignation, which was presented to the Board of Directors on October 25, 2005, will become effective as of the date of the Annual Meeting of Shareholders on May 24, 2006. On March 27, 2006, Nuria I. Fernandez notified the Company that, effective immediately, she would no longer be able to serve on the Company’s Board of Directors. Ms. Fernandez has accepted a position serving as Chicago’s Commissioner of the Department of Aviation. In this new post, she is precluded from serving on private enterprise Boards in compensated positions such as that of the Company. The Corporate Governance and Nominating Committee has further concluded that there is not a need to fill these positions at this time.

      Following are biographies for each of the nominees for director, including their recent employment, other directorships, education, and age as of the date of this Proxy Statement.
      C. James Meese Jr., age 64, has been a DRI director since 1991. Since 1989, Mr. Meese has provided advice and assistance to high growth companies on issues of company valuations, acquisitions and divestitures, market development, capitalization, corporate governance and organizational structuring through Business Development Associates, Inc., where he serves as the President. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Mr. Meese also is a director of Gray Security Services, Inc., Electrical Equipment Company, The Railroaders Memorial Museum, Community Music School, Raleigh Rescue Mission and its Foundation and, as of March 31, 2006, Consolidated Ecoprogress Technology, Inc., a public company headquartered in Vancouver, Canada (Toronto Stock Exchange: CES.V). Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.
      Stephanie L. Pinson, age 69, has been a DRI director since 2001. She has served as president of Gilbert Tweed Associates, Inc. (“Gilbert Tweed”), a well established, retained executive search firm based in New York City. She joined Gilbert Tweed in 1981, has been an owner since 1987, and served as principal prior to 1996. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for public transit authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the information technology, insurance and industrial practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from 1978 to 1980. From 1972 to 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association (“APTA”) Executive Committee, having served as Vice Chair, Business Members, and Vice Chair, Business Members at Large. She also serves on the APTA Chairman’s Diversity Council and is a member of the WTS Advisory Board. In 2004, she was honored by WTS for “Outstanding Performance in Fostering Diversity.” Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University where she also qualified for the Ph.D.
      John K. Pirotte, age 56, has been a DRI director since 1996. He has been President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment, since August 2003. He also has been Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, since September 1990. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that develops and markets mechanical surface treatment technologies. Mr. Pirotte also served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte was Chairman and Chief Executive Officer from 1981 until 1986 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in 1985. He is a member of the Board of Directors of Pharmanetics, Inc., a publicly traded biotech company (OTC.BB: PHAR) specializing in theranostic management of various therapeutics affecting coagulation. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. degree from Princeton University and an M.S. degree from New York University Graduate School of Business Administration.
      Juliann Tenney, J.D., age 53, has been a DRI director since 1991. Employed by Duke University since September 1998, she presently serves as Associate Dean, Compliance, for the Duke University School of Medicine. She has been a lecturer in Duke University’s Nonprofit Management program since 1989. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director for the Economic and Corporate Development Division of the North Carolina Biotechnology Center and also as their House Legal Counsel. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina

Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University.
      David L. Turney, age 62, has been DRI’s Chairman of the Board, Chief Executive Officer, and President since May 1998 and a DRI director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc. (“RTI”), which was merged into DRI in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, DRI was an RTI client and all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc. (“Mark IV”), a New York Stock Exchange listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics, and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members group, he presently serves on the APTA Executive Committee and the Board of Directors, as well as other industry elected and appointed positions. He is a trustee of the Mineta Transportation Institute at San Jose (California) State University. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.
Continuing Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2007
      John D. Higgins, age 73, has served as a DRI director since February 1998. From 1990 through November 1999, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., certain assets of which were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.
Meetings
      The Board of Directors held seven meetings in fiscal year 2005. During fiscal year 2005, all current directors attended more than 75 percent of the aggregate of meetings of the Board and committees on which they served. All of the directors attended the Annual Meeting of Shareholders in 2005. In accordance with the Company’s Corporate Governance and Nominating Committee Charter, all continuing directors and director nominees are expected to attend this year’s Annual Meeting of Shareholders.
Code of Conduct and Ethics
      The Corporate Governance and Nominating Committee has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct and Ethics promotes: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (2) full, fair, accurate, and timely and understandable disclosure in periodic reports required to be filed by the Company with the SEC and in other public communications made by the Company; (3) compliance with applicable laws, rules, and regulations that govern the Company; (4) prompt internal reporting to appropriate persons of violations of the Code of Conduct and Ethics; and (5) accountability for adherence to that code. The Code of Conduct and Ethics is available in the Corporate Governance section of the Company’s Web site, www.digrec.com. Upon request, a copy of the Code of Conduct and Ethics will be provided without charge. Such a request may be made by contacting: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.

Nepotism
      There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees, or executive officers.
Director Resignations
      Russell C. Cleveland has informed the Company that, for personal reasons, he wishes to not serve the remaining year of his elected three-year term, which expires in 2007. His voluntary resignation will become effective as of the date of the Annual Meeting of Shareholders on May 24, 2006. Mr. Cleveland remains a director of the Company until that date. The Company and Mr. Cleveland make note of the fact there are no disagreements causing his decision. This matter was presented to and considered by the Board of Directors on October 25, 2005, at which time the Board of Directors approved of Mr. Cleveland’s continued service and compensation until May 24, 2006. The Company expresses appreciation to Mr. Cleveland for his service and wishes him well. The Corporate Governance and Nominating Committee has considered this matter, reviewed the present needs of the Board of Directors and its committees, and has decided that it is not necessary to fill Mr. Cleveland’s vacated Board of Directors’ position at this time.
      On March 27, 2006, the Company received notice from Nuria I. Fernandez that, effective immediately, she would no longer be able to serve on the Company’s Board of Directors. Ms. Fernandez has accepted a position serving as Chicago’s Commissioner of the Department of Aviation. In this new post, she is precluded from serving on private enterprise Boards in compensated positions such as that of the Company. Ms. Fernandez’s term as a member of the Board of Directors was scheduled to expire in 2007. The Company expresses appreciation to Ms. Fernandez and wishes her well in her new position. The Corporate Governance and Nominating Committee has considered this matter, reviewed the present needs of the Board of Directors and its committees, and has decided that it is not necessary to fill Ms. Fernandez’s vacated Board of Directors’ position at this time.
Other Information
      Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. All nominees proposed by Shareholders will be considered by the Corporate Governance and Nominating Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Bylaws. See “Shareholder Proposals for Annual Meeting in 2007” within this Proxy Statement.
Vote Required for Proposal One
      Proposal One regarding the election of nominees to serve as directors must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.
THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS
THAT SHAREHOLDERS VOTE FOR THE NAMED DIRECTOR NOMINEES.

PROPOSAL TWO
TO RATIFY THE SELECTION OF
INDEPENDENT AUDITORS FOR FISCAL YEAR 2006
      Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as independent public accountants of the Company for its fiscal year ending December 31, 2006. The Board seeks to have the Shareholders ratify the selection of PricewaterhouseCoopers LLP, which has served as the Company’s independent public accountants since September 10, 2004. PricewaterhouseCoopers LLP representatives are expected to be present at this year’s Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders.
Fiscal Year 2004 Change in Audit Firms
      On September 3, 2004, upon the determination and approval of the Audit Committee of its Board of Directors, the Company terminated its relationship with McGladrey & Pullen, LLP (“McGladrey”) as its independent auditor. McGladrey began serving as the Company’s independent auditors in September 1998. The dismissal of McGladrey as independent auditors is consistent with the Board of Directors’ and Audit Committee’s belief that occasional rotation of the Company’s independent auditors may benefit the Company as it changes and grows.
      McGladrey’s audit reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2002 and 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
      During the fiscal years ended December 31, 2002 and 2003, and the subsequent interim period preceding the decision to change independent auditors, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s consolidated financial statements for such years, except as noted in the following paragraph.
      In its Statement on Auditing Standards No. 61 Report to the Audit Committee dated April 13, 2004, relating to McGladrey’s audit of the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2003, McGladrey reported that it encountered “disagreements with management over the application of significant accounting principles, the basis for management’s judgments on these significant matters, and/or the scope of the audit or significant disclosures to be included in the financial statements.” These disagreements related to the valuation of beneficial conversion attributes of a series of the Company’s preferred stock, the characterization of a modification of the terms of such series, and the deferred tax asset valuation allowance. The Company’s Audit Committee and Board of Directors discussed the subject matter of these disagreements with McGladrey. These matters were resolved in a manner deemed acceptable to McGladrey, as subsequently reflected in the Company’s Form 10-K for the fiscal year ended December 31, 2003, and its subsequent period filings on Forms 10-K and 10-Q.
      Effective September 10, 2004, the Audit Committee engaged PricewaterhouseCoopers LLP as the Company’s independent public accounting and auditing firm. The Company has authorized McGladrey to respond fully to the inquiries of the successor accountant concerning the subject matter of each of the above-mentioned disagreements.
      During the fiscal years ended December 31, 2002 and 2003, and the subsequent interim period preceding the decision to change independent auditors, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for McGladrey’s statement in its April 13, 2004, Report to the Audit Committee and further presented in Item 9A to the Company’s Form 10-K for the year ended December 31, 2004, and subsequent amendments, and disclosed in the subsequent interim period filings, that there was a material weakness in internal control over financial reporting and certain reportable conditions — including the lack of organized documentation for capitalized software, formal procedures to reconcile inter-company accounts and transactions, a lack of segregation of duties in certain foreign subsidiaries, and that there were insufficient internal control policies and procedures over financial reporting for non-routine and complex transactions to ensure the reliability and accuracy of the Company’s financial statements and schedules.
      The Company provided McGladrey with a copy of the disclosures contained herein and requested that McGladrey provide a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agreed with these statements. A copy of such letter was filed as an exhibit and incorporated by reference in a Form 8-K filed September 10, 2004.
Vote Required for Proposal Two
      Proposal Two regarding the approval of the selection of independent auditors must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2006.

PROPOSAL THREE
TO APPROVE PARTIAL PAYMENT OF BOARD MEMBERS’ AND KEY EXECUTIVE
MANAGEMENT’S COMPENSATION IN THE FORM OF COMMON STOCK
      Upon recommendation of the Human Resources and Compensation Committee, the Board of Directors has approved an equity-based stock compensation plan for members of the Board of Directors (5 persons) and certain key executive managers of the Company (4 persons). For purposes of this plan, the term “certain key executive managers” is defined to be those executives (1) holding positions in which performance directly impacts profitability of the Company, and (2) reporting no more than one level removed from the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, or (3) whom are specifically approved by the Human Resources and Compensation Committee for participation in the plan. Subject to Shareholder approval at this Annual Meeting of Shareholders, the following plan, a copy of which is attached hereto as Appendix B, was implemented to become effective as of January 1, 2006:
      In regards to compensation to members of the Board of Directors:

•	The monthly retainer fee compensation will be paid 50 percent in cash and 50 percent in Common Stock.

•	Shares of Common Stock payable under this plan will be issued on a quarterly basis. The number of shares payable will be determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value of the Company on the last day of each month. Fractional shares are rounded up to the next full share amount.

•	Individual directors may annually (as of each Annual Meeting of Shareholders) elect to opt in or out of the payment-in-stock provision of the plan, effective the following January 1.
      In regards to compensation to key executive managers:

•	Each key executive manager of the Company may make the election to receive up to $1,000 per month of his/her employee compensation in the form of Common Stock of the Company beginning in fiscal year 2006.

•	Shares of Common Stock payable under this plan will be issued on a quarterly basis. The number of shares payable will be determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value of the Company on the last day of each month. Fractional shares are rounded up to the next full share amount.

•	The election to participate will be on a yearly basis, effective January 1 of each year. If the election is made to participate, the commitment is for the full year, unless compelling and extenuating circumstances arise supporting doing otherwise.

•	Each year, this one-time election option will be addressed, subject to prior authorization from the Human Resources and Compensation Committee.
      The Board of Directors reserves the right to amend this plan for administrative purposes in the future, but will not make amendments that change the economics of the plan without Shareholder approval. The Company plans to file a registration statement on Form S-8 with the Securities and Exchange Commission in the next 12 to 18 months for shares of Common Stock to be issued under this plan, if approved.

      Had this compensation plan been in effect during fiscal year 2005 and each continuing non-executive director and director nominee for 2006 and each key executive manager, including one former executive officer, elected to participate, these directors and key executive managers would have been compensated in the form of Common Stock for fiscal year 2005 as set forth in the following table:

Name and Position	Cash Value of Compensation	Number of Shares

David L. Turney , Chairman, Chief Executive Officer, and President, DRI, and Chairman and Managing Director, DRI-Europa AB	$12,000	5,104
David N. Pilotte, Executive Vice President, Chief Financial Officer, and Secretary, DRI, and Chief Operating Officer, North Carolina Operations	$12,000	5,104
Lawrence A. Hagemann, Executive Vice President and Chief Technology Officer	$12,000	5,104
Lawrence A. Taylor, Executive Vice President, Corporate Development, and Director, DRI, and Director, DRI-Europa AB	$8,000	3,157
Executive Officers as a Group (4 persons)	$44,000	18,469
Non-Executive Directors as a Group (5 persons)	$60,000	25,520
      The following table provides information, as of December 31, 2005, with respect to all compensation plans and individual compensation arrangements of the Company under which equity securities of the Company are authorized for issuance to directors, executive officers, and key employees.

			C. Number of Securities
			Remaining Available for
	A. Number of Securities	B. Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants and	Options, Warrants	Securities Reflected in
Plan Category	Rights	and Rights	Column A)

Old Plan Options	495,800	2.50	None
Current Plan Options	573,500	2.83	116,833

Total	1,069,300	2.67	116,833

Note:

*	The Company has no equity compensation plans that have not been approved by Shareholders.

**	This table does not include securities under the plans submitted for Shareholder approval in Proposal Three of this Proxy Statement.
Vote Required for Proposal Three
      Proposal Three regarding the approval to partially compensate members of the Board of Directors and key executive management of the Company in the form of stock of the Company in lieu of cash compensation must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR PARTIAL PAYMENT OF BOARD MEMBER
AND KEY EXECUTIVE MANAGEMENT COMPENSATION
IN THE FORM OF COMMON STOCK.

OTHER MATTERS
      Except for the matters described herein, as of the date of this Proxy Statement, the Board of Directors does not intend to present any other matters for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other matters should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.
BOARD OF DIRECTORS’ COMMITTEES
      The Board of Directors has delegated certain of its authority to its Audit, Corporate Governance and Nominating, Executive, Technology, and Human Resource and Compensation committees. In December 2005, the Board of Directors established a Special Committee to provide oversight and guidance to the Chief Financial Officer and Chief Operating Officer, North Carolina Operations, during the development of the Operating Plan for fiscal year 2006 as part of a corporate-wide effort to achieve and sustain profitability. Having completed the Operating Plan for fiscal year 2006, the Board of Directors eliminated the Special Committee in March 2006, assigning that responsibility to the Executive Committee consistent with its charter.
      The following table summarizes each current director’s committee involvement as approved by the Board of Directors to be effective March 30, 2006. David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, serves on and chairs the Executive Committee as a voting member and also serves as a non-voting, ex officio member of all other committees. David N. Pilotte, Executive Vice President, Chief Financial Officer and Secretary, DRI, and Chief Operating Officer, North Carolina Operations, serves on the Executive Committee in a non-voting, ex officio capacity. No member or chair of any other committee is an officer or employee of the Company except as noted below.
DIGITAL RECORDERS, INC.
SUMMARY OF THE COMMITTEES ON WHICH DIRECTORS SERVE

				Corporate				Human
	Independent			Governance and				Resource and
Name	Director(2)	Audit		Nominating		Executive		Compensation		Technology(2)

David L. Turney	No					X	(1)
Russell C. Cleveland	Yes
John D. Higgins	Yes	X		X	(1)	X
C. James Meese Jr.	Yes	X		X						X
Stephanie L. Pinson	Yes			X				X
John K. Pirotte	Yes	X	(1)			X				X
Lawrence A. Taylor	No
Juliann Tenney, J.D.	Yes							X	(1)

Notes:

1.	Committee Chairperson

2.	At the invitation of the Board, Lawrence A. Hagemann, an Executive Vice President and Chief Technology Officer of DRI, serves as a voting non-director member of the Technology Committee.
Committee Reports
      Reports for each committee of the Company’s Board of Directors follow. Each committee has a formal charter, which is generally summarized in the following reports. Each committee’s full charter is located in the Corporate Governance section of the Company’s Web site, www.digrec.com.

AUDIT COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Audit Committee met 11 times in fiscal year 2005 in formal sessions and conducted numerous separate informal communications sessions on various issues. The Audit Committee has three members, all of whom are “independent” directors as defined in the listing standards of NASDAQ®. At least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the Commission and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.
Our Role
      The Audit Committee is appointed by the Company’s Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee to assist the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory, and stock exchange or NASDAQ® listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Audit Committee operates pursuant to a written charter adopted by the Company’s Board of Directors, a copy of which is attached hereto as Appendix A. We select the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders. We further directly manage the relationship with the audit firm, including setting of all related fees.
      The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate to the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accounting, or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company’s Chief Executive Officer and the Chief Financial Officer attend Audit Committee meetings as non-voting attendees subject to closed executive sessions as determined from time to time by the Audit Committee chairman.
      The Audit Committee meets with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit service, and reviews and approves the fee and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.
      The Audit Committee evaluates the existence and adequacy of management’s system of internal controls, reviews the effectiveness of systems for monitoring compliance with laws and regulations, and seeks to ensure that financial reporting is thorough, complete, and in accordance with applicable regulations and disclosure.
      The Audit Committee has adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints; this is part of a multi-faceted written communications policy and procedure that Company management references as “Open Communications — Concerned Stakeholder” Policy (“OCCS”). This policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the Policy is administered by an outside independent party, is accessible at all times, and utilizes telephone, e-mail, and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up is possessed in a controlled, confidential, and documented manner in a retaliation-free environment.
Audit Fees
      The aggregate audit fees billed during 2005 by independent registered public accounting firms for audit services were $380 thousand. This included audit services in the amount of $284 thousand rendered by PricewaterhouseCoopers LLP for the audit of the Company’s fiscal year 2004 and fiscal year 2005 financial statements and the reviews of interim financial statements included in the Company’s Forms 10-Q, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the Commission. Prior to September 10, 2004, the Company had engaged McGladrey & Pullen, LLP as our independent registered public accounting firm for the same scope of work. Audit fees billed by McGladrey & Pullen, LLP during fiscal year 2005 totaled $96 thousand for services related to the review of previous periods information contained in the Company’s fiscal year 2004 financial statements and interim financial statements included in the Company’s Form 10-Q’s, as well as services that generally only the independent auditor can provide, such as assistance with documents filed with the Commission. The combined total fees of $380 thousand compares to $545 thousand in aggregate fees billed for the same services in fiscal year 2004.
Audit-Related Fees
      Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company did not incur any audit-related fees in fiscal years 2005 or 2004.
Tax-Related Fees
      The aggregate tax fees billed during fiscal year 2005 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns, or tax planning services were $38 thousand. KBA Group LLP, an independent, registered public accounting firm, was engaged as the Company’s tax advisor in July 2005; replacing RSM McGladrey, Inc. Tax fees billed during fiscal year 2005 by KBA Group LLP totaled $18 thousand, and tax fees billed during fiscal year 2005 by RSM McGladrey, Inc. totaled $20 thousand. The combined total fees of $38 thousand compares to $147 thousand in aggregate fees billed for the same services in fiscal year 2004.
All Other Fees
      There were no other fees billed by independent, registered public accounting firms during fiscal year 2005. By comparison, the Company was billed $112 thousand by independent registered public accounting firms in fiscal year 2004, primarily for services related to financing activities of the Company and related filings with appropriate authorities. The Committee considers the nature of this work to be compatible with maintaining independence of the accountants.
Pre-Approval Policy
      The Audit Committee has established a policy within its Charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the Commission’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2005. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2005 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Our Fiscal Year 2005 Activities
      The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended December 31, 2005 (the “Fiscal Year 2005 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements.
      The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussion With Audit Committees,” as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence from the Company’s management, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.
      The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2005 Financial Statements be included in the Company’s Form 10-K for the year ended December 31, 2005, for filing with the Commission.
      The Audit Committee reviewed reporting and documentation related to Company financing.
      This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Commission that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.
      The foregoing Audit Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the Audit Committee:

John K. Pirotte (Chairman)
John D. Higgins
C. James Meese Jr.
March 29, 2006

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Corporate Governance and Nominating Committee met three times in fiscal year 2005. We have three members, all of whom are independent. The Corporate Governance and Nominating Committee Chair also serves as Lead Director of the Board of Directors, chairing closed sessions for the independent directors at meetings of the Board of Directors.
Our Role in Governance
      The Corporate Governance and Nominating Committee has a key role in leading good governance practice in the Company. We consider governance key and integral to increased Shareholder value. A brief summary of our major areas of governance focus follows:

•	Clarify the duties and responsibilities of the Board of Directors and the Corporate Governance and Nominating Committee;

•	Evaluate Board of Directors structure and composition, including maintaining a substantial majority of non-executive directors with non-executive directors filling all seats on the Audit, Human Resource and Compensation, and Corporate Governance and Nominating Committees;

•	Monitor policies and practices of the Board including a Code of Conduct and Ethics;

•	Act to review and monitor the structure and performance of the Board of Directors, directors, and committees of the Board of Directors; and

•	Facilitate and lead, through a lead independent director concept, regular closed meetings of non-executive directors.
Our Role in the Nominating Process
      The Corporate Governance and Nominating Committee reviews and considers composition of the Board of Directors, seeking to assure that the appropriate mix of talent and experience is present to adequately represent the Shareholders. In this we:

•	Lead the initiative to identify, screen, recruit, interview, recommend, and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

•	Consider recommendations from all sources as related to serving on the Board of Directors;

•	Act as an advisory committee to the Board of Directors related to populating committees (subsequently voted upon by the Board of Directors).
      The Corporate Governance and Nominating Committee recommended, and the Board approved, the following criteria for the selection of directors:

•	Character, reputation, willingness and ability to serve;

•	Evidence of ability to be loyal to the Company and the best interest of its Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of the Board in maintaining appropriate skill sets, experience, expertise, and knowledge for the Board to best carry out its responsibilities to the Shareholders;

•	Evidence of independent and strategic thinking orientation; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that might, in the opinion of the Committee, not be in the best interest of the Shareholders.

      The Company does not pay fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees. To date, no Shareholder or group of Shareholders owning more than five percent of the Company’s Common Stock for at least one year have put forth any director nominees. This year, a member of our Corporate Governance and Nominating Committee, each member of which is independent, nominated each nominee for election as a director.
Shareholder Nominations
      Any Shareholder of the Company who is entitled to vote at the Annual Meeting of Shareholders may submit to the Committee a recommendation as director nominee any person who meets the minimum qualifications; such submittal will be considered by the Committee and, if accepted, will be presented accordingly. The Board or the Corporate Governance and Nominating Committee may reject any Shareholder nomination not properly submitted in accordance with the procedures set forth in the Corporate Governance and Nominating Committee Charter and our Bylaws. These procedures are summarized below, but such summary does not supersede those procedures, which are set forth in detail in the Corporate Governance and Nominating Committee Charter on the Company’s Web site, www.digrec.com.
      To be properly submitted for consideration, such a Shareholder nomination must be delivered to, or mailed and received at, our principal executive offices: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225. This must be done not less than 60 days nor more than 90 days prior to the date of the next scheduled Annual Meeting of Shareholders, regardless of postponements, deferrals or adjournments of that meeting to a later date provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice by the Shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the date on which such public disclosure was made. This Shareholder’s notice of nomination must set forth the following: (a) as to each person whom the Shareholder proposed to nominate for election or re-election as a director and as to the Shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our Common Stock that are beneficially owned by such person on the date of such Shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Item 4(b) and Item 6 of Schedule 14A; and (b) as to the Shareholder giving the notice (i) the name and address of the Shareholder as they appear on our records and any other Shareholders known to such Shareholder to support the nominees, and (ii) the class and number of shares of Common Stock that are beneficially owned by such Shareholder on the date of such Shareholder notice and by any other Shareholders known by such Shareholder to support the nominee on the date of such Shareholder notice. At the request of our Board of Directors, any person nominated by, or at the direction of, our Board of Directors for election at a meeting of the Shareholders shall furnish to our Secretary the information about the nominee required to be set forth in a notice relating to an Annual Meeting of Shareholders.
      If the Committee has determined that one or more persons, in addition to incumbent directors, should be nominated for election as directors, the Committee will evaluate any recommendations properly submitted by Shareholders pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source. The Committee shall not be obligated to consider any recommendation from a Shareholder if such a determination has not been made or if the recommendation has not been properly submitted in accordance herewith.
Shareholder Communications
      Shareholders who wish to communicate with the Board of Directors may address their communications to: Digital Recorders, Inc.; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225; Attention: Secretary. Our Secretary shall maintain an appropriate record of all such communications and shall promptly forward those communications to the lead director of our Board of Directors, who is the Chair of the Corporate Governance

and Nominating Committee, currently Mr. John D. Higgins, unless a different director has been specified as the intended recipient of the communications. Our Secretary shall also provide the lead director with a quarterly summary of all communications and actions taken in connection with such shareholder communications. The lead director shall notify our Board of Directors or the chairs of the relevant committees of the Board of Directors of those matters that he believes are appropriate for further discussion or action.
Report on Our Fiscal Year 2005 Activities
      In its fiscal year 2005 meetings, the Corporate Governance and Nominating Committee primarily assessed and evaluated the size and composition of the Board in context of having appropriate and necessary talent and resources with which to fully discharge duty at both the Board level and also at the working committee level. We determined and recommended to the Board of Directors the slate of directors to be submitted to the Shareholders in this proxy. We recognized and commended the fact that the actions of the Board and management to institute good governance practices had led to the Company having an excellent Corporate Governance Quotient (“CGQ”) rating by Institutional Shareholders Services. Additionally, we reviewed and updated our Charter adding provisions for establishment of Special committees of the Board, which might be needed from time-to-time.
      The foregoing Corporate Governance and Nominating Committee report has been furnished by the following members of the Board of Directors of the Company who comprise the Corporate Governance and Nominating Committee:

John D. Higgins (Chair)
Stephanie L. Pinson
C. James Meese Jr.
March 29, 2006

EXECUTIVE COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Executive Committee met one time in fiscal year 2005. As of December 2, 2005, we had four members, three being independent directors. For the prior 11 months of the year, we had three members; Lead Director John D. Higgins was added to the Committee in December at the request of Committee and Board Chairman David L. Turney. The Company’s Chief Executive Officer serves as Chairman of the Executive Committee.
Our Role
      The Executive Committee acts for the Company’s Board of Directors within specified limits of authority primarily focused on balance sheet subject matter, strategic issues, financing, and mergers and acquisitions. Additionally, we serve as an advisory or “sounding board” committee for the Company’s Board Chairman and Chief Executive Officer in all respects with particular emphasis on corporate strategic matters, balance sheet, and financing issues. We also provide an oversight function for long duration initiatives strategic in nature and further fulfill a review and monitoring function in areas of performance deficiency or difficulties.
Report on Our Fiscal Year 2005 Activities
      We considered financing in the form of an issuance of Convertible Preferred Stock to extinguish a certain seller promissory note related to the fiscal year 2001 acquisition of Mobitec AB. We authorized, subject to ratification by the Company’s Board of Directors, entering into such equity placement.
      The foregoing Executive Committee report has been furnished by the following members of the Board of Directors of the Company who comprise the Executive Committee:

David L Turney (Chair)
Russell C. Cleveland
John D. Higgins
John K. Pirotte
March 29, 2006

HUMAN RESOURCE AND COMPENSATION COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Human Resource and Compensation Committee met four times in fiscal year 2005. This Committee has two members, both independent.
Our Role
      The role of the Human Resource and Compensation Committee, acting with oversight and approval of the Board, is to set the general policy framework and guiding philosophy related to compensation, benefits, employee relations and perquisites for all of the Company’s employees. We directly evaluate the performance of the Chief Executive Officer and set his compensation. We review, for purposes of monitoring conformance to performance-based and market-practice compensation considerations, the compensation of the Chief Financial Officer. As we carry out this work, we are mindful of the guiding philosophy that our employees are our greatest assets and that compensation structures should be linked to building long-term Shareholder value. The policy for compensation of all employees, including executive officers and key management, is primarily based on reward for performance while remaining mindful of prevailing industry and market competitive compensation practice. We strive to align strategy, values, and management initiatives with Shareholder interests. We require and encourage the fostering of a highly desirable workplace of the highest standards of ethical behavior devoid of conflicts of interest, and even the appearance of impropriety in our relationships and transactions.
      Related to the Board of Directors, we act with the Corporate Governance and Nominating Committee to monitor performance and continuing education initiatives of Board members. Continuing education relating to expectations of members is included in many of the Board meetings, as well as through assigned readings.
Report on Our Fiscal Year 2005 Activities
      In brief summary, we reviewed management’s plan and framework for compensation and benefits as included in the fiscal year 2005 business operating plans. We specifically evaluated the performance of the Chief Executive Officer and set his compensation. We reviewed the general compensation plans for the Chief Financial Officer and found such to be in conformance with our guiding policy and philosophy. We monitored continuing education initiatives of the Board of Directors. In this work, we note the following more specific information and details.
Compensation for Non-Executive Employees
      Compensation for all employees includes the following elements, depending upon level of responsibility and authority of the individual: base salary compensation, incentive compensation, availability of a 401(k) savings plan, which is for all employees (no Company contribution was made to that plan in fiscal year 2005), and typical market-specific competitive health insurance coverage partially paid by the employee. There was no incentive compensation paid related to the fiscal year 2005; overall financial performance fell below minimum thresholds for such.
Chief Executive Officer Compensation
      The Human Resource and Compensation Committee, acting in a manner consistent with the compensation policy described above, determined and authorized all compensation paid to the Chief Executive Officer, David L Turney. The Human Resource and Compensation Committee has the power and discretion, subject to approval of the Board of Directors, to increase or decrease the Chief Executive Officer’s compensation. As Chief Executive Officer, David L. Turney was paid $284,350 in total cash compensation during fiscal year 2005, including additional compensation of $12,925 approved in fiscal year 2004 but not paid to him until fiscal year 2005. There was no compensation paid under the Executive Incentive Compensation Plan for performance related to fiscal year 2005. His annual base compensation is subject to consideration for merit performance increase from time to time. Accordingly, the Human Resource and Compensation Committee

reviewed Mr. Turney’s fiscal year 2005 performance in the first quarter of 2006, and determined, in consideration of performance and the prevailing competitive market, as evaluated through online data market survey services, that his compensation was at an appropriate level as the Company continued to strive for profitability under difficult market conditions.
      The Company provides Mr. Turney with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays Mr. Turney’s reasonable expenses that are incurred on Company business. Mr. Turney participated in an award of stock options receiving 9,000 options priced at $2.80 per share during the year. There are no compensation programs for the Chief Executive Officer other than what is described here. Compensation history for Mr. Turney and the terms of his employment are set forth in an employment agreement more fully described in “Executive Compensation — Employment Contracts and Termination of Employment and Change-In-Control Arrangements.” In accordance with the terms of that agreement, the term became year-to-year as of mid-2005.
      The Human Resource and Compensation Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance, and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief Executive Officer and is both qualitative and quantitative. The qualitative review specifically includes evaluation of operating results. For example, in evaluating the Chief Executive Officer’s performance, the Human Resource and Compensation Committee took into account the Company’s long-term indicated trends and strategic positioning. The qualitative evaluation considers relations with Shareholders, strategic planning, reporting, operational planning, relations with the Board of Directors and, generally, any area the Human Resource and Compensation Committee may deem to be appropriate from time-to-time. The evaluation criteria change from year-to-year to allow the Human Resource and Compensation Committee, and the Board of Directors, to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders.
Executive Incentive Compensation Plan
      All executives and key management in a position to directly affect Shareholder value may participate in an Executive Incentive Compensation Plan if overall performance is above a threshold set at the discretion of the Board of Directors. Participants in the plan, in effect, may receive cash bonuses in amounts determined on the basis of performance criteria established by the Human Resource and Compensation Committee. That plan is primarily based on profit and asset management results of Company operations within the business unit to which the individual is assigned. In 2003, to be effective as of January 1, 2004, we further refined this aspect of compensation practice to embrace limitation on payment of incentive compensation unless the Company achieves certain overall total Company-wide, pre-defined earnings targets. Business plans prepared by Company management and approved by the Company’s Board of Directors establish most of the goals in the Executive Incentive Compensation Plan. The Human Resource and Compensation Committee reserves the right to include, or exclude from, consideration in the Executive Incentive Compensation Plan, matters it considers to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, all based on evaluation of the matter in context of what best reflects performance toward improving Shareholder value.
      Additionally, as a special component of the established Executive Incentive Compensation Plan, the Human Resource and Compensation Committee may include a limited discretionary incentive compensation consideration for the Chief Executive Officer and Chief Financial Officer only, again assuming that certain minimum overall performance criteria are met for the year in question. That discretionary incentive compensation consideration is based on factors such as:

•	Public equity market management actions and effectiveness;

•	Strategic planning and execution;

•	Organizational, people management skills, and operating infrastructure matters;

•	Evidence of effective management of Company relationships with third-party partners such as service providers, associations, financing institutions, and advisors, with the objective of strengthening the Company overall; and

•	Effective and appropriate management of the growth of the Company’s earnings over the longer term through both internal and external means such as mergers, acquisitions, and strategic alliances.
      For fiscal year 2005, there was no compensation payment authorized or disbursed under the Executive Incentive Compensation Plan.
Incentive Stock Option Plan
      The Human Resource and Compensation Committee administers the Incentive Stock Option Plan. Typical criteria for the grant of incentive awards include: performance, potential for impact on the Company’s performance and Shareholder value, and competitive employment practice. Awards are made by the Human Resource and Compensation Committee to employees, non-employee directors, and under certain special circumstances, to other associates directly involved in the Company. Following executive management’s recommendation and upon ratification by the Board of Directors, the Human Resource and Compensation Committee awarded a total of 255,000 options during fiscal year 2005. Of this total, 164,000 options were awarded to 13 key and/or executive management personnel and 91,000 options were granted to seven non-employee members of the Board of Directors.
Succession Planning
      We seek to ensure the existence of succession plans for executive management including specific review and approval of a succession plan for the Chief Executive Officer. The Human Resource and Compensation Committee reviews succession planning and progression in the Company. To the extent practicable given the Company’s size, management is encouraged by the Human Resource and Compensation Committee to maintain orderly succession plans for key positions.
Code of Conduct and Ethics
      Acting in cooperation with the Corporate Governance and Nominating Committee, we actively participated in the preparation and the adoption of a Code of Conduct and Ethics, including ethical practice, for and by all employees, officers and directors. We monitored the existing procedure, which ensures non-retaliation by which all employees may bring any matter that might constitute a breach of Company policy, ethics or acceptable conduct to the attention of appropriate higher authority. Such higher authority extends to and includes the Board of Directors, if necessary. The Code of Conduct and Ethics is described more fully within “Proposal One” and in the “Audit Committee Report.”
Professionalism and Continuing Education
      The Board of Directors adopted a Professionalism and Continuing Education Policy under guidance of the Human Resource and Compensation Committee. In fiscal year 2005, all directors continuing in service through the full year either attended continuing education courses or availed themselves of additional education in this regard by self-study.
Human Resource and Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      None.
      The foregoing Human Resource and Compensation Committee report has been furnished by the following members of the Board of Directors of the Company who comprise the Human Resource and Compensation Committee:

Juliann Tenney, J.D. (Chair)
Stephanie L. Pinson
March 29, 2006

TECHNOLOGY COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Technology Committee met two times in fiscal year 2005. We have three members; two are independent directors. The remaining member is a management representative having broad and in-depth understanding of the technologies employed by the Company and during the year was appointed to the position and role of Chief Technology Officer for the Company.
Our Role
      The Technology Committee serves as an advisory committee to the Company’s executive management and the Board of Directors providing oversight and guidance in the context of: (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve shareholder value. The Committee also reviews and monitors long-duration technology initiatives, technology performance deficiencies and other technology related matters as deemed appropriate and/or requested by the Board of Directors.
Report on Our Fiscal Year 2005 Activities
      This was our second year as a Committee of the Board of Directors so we continued with considerable work devoted to becoming informed on the Company’s technology progress and challenges as we positioned to be an effective contributor to the technological capabilities of the company. In this we specifically worked with management on the technology issues, opportunities and concerns in the Strategic Business Plan and the Operating Plans bringing special emphasis to strategic opportunities in the realm of “security” functionality of our products in existing and new markets.
      The foregoing Technology Committee report has been furnished by the following members of the Technology Committee:

Nuria I. Fernandez (Chair)
John K. Pirotte
Lawrence A. Hagemann (Non-Director Member)
March 29, 2006

SPECIAL COMMITTEE REPORT
Committee Composition and Our Work in the Past Year
      The Special Committee met two times in fiscal year 2005 and once in fiscal year 2006. We have three members, all of whom are independent directors.
Our Role
      The Special Committee was formed by the Board of Directors on December 5, 2005 to provide special oversight and guidance (on behalf of the entire Board) to David N. Pilotte, Executive Vice President and Chief Financial Officer, DRI, and Chief Operating Officer, North Carolina Operations, during the development of the Operating Plan for fiscal year 2006 as part of a corporate-wide effort to achieve and sustain profitability.
Report on Our Fiscal Year 2005 Activities
      The Committee met with the specific objective to oversee, review and comment on versions of the fiscal year 2006 Operating Plan during its development, as well as to provide guidance on other financial and strategic issues with potential impact on the Operating Plan and the Company’s profitability.
      The foregoing Special Committee report has been furnished by the following members of the Board of Directors of the Company who comprise the Special Committee:

John K. Pirotte (Chair)
John D. Higgins
Stephanie L. Pinson
March 29, 2006

BOARD OF DIRECTORS’
TOTAL COMPENSATION PACKAGE
Monetary Compensation
      Effective in December 2005, the Company instituted the following compensation program for independent directors.
DIGITAL RECORDERS, INC.
BOARD COMPENSATION

Cash and Equity Monthly Retainer
Payable at the End of Each Month*		$2,000
Premium for the Lead Director		$250
Cash Meeting Fees
Base (Board and Committee)		$1,000
Premiums: Committee Chair (Except Audit)		$500
Audit Committee Chair		$1,000
Audit Committee Member		$750
Equity — Options
Option Grant	At 100% of market value on date of grant; immediate vesting; as reflected in the table below titled “Stock Options Awarded to Non-employee Directors During Fiscal Year 2005.” Consideration of additional stock option grants from time to time as determined by action of the Human Resource and Compensation Committee.

Note:

*	Subject to Shareholder approval of Proposal Three contained in this Proxy Statement, effective January 1, 2006, the monthly retainer fee compensation will be paid 50 percent in cash and 50 percent in Common Stock, with Common Stock issued quarterly. The number of shares payable will be determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Individual directors may annually (as of each Annual Meeting of Shareholders) elect to opt in or out of the payment in stock.
      This policy is restricted to independent directors who attended at least 75 percent of all meetings, including meetings of all committees of which they were members from January 1, 2005, through December 31, 2005.
      Employee directors receive no salary or fringe benefits for their services as directors, although travel or other out-of-pocket expenses incurred by all directors, including employee directors, in attending meetings of the Board of Directors and committee meetings are reimbursed on an actual but reasonable basis.
Stock Options
      During fiscal year 2005, the Board of Directors granted options to seven Board members under the Current Plan (see table below). Stock options totaling 20,000 shares were exercised by three non-employee directors during the fiscal year that ended December 31, 2005. The awards listed in the table were granted on August 23, 2005, and vested immediately.

DIGITAL RECORDERS, INC.
STOCK OPTIONS AWARDED TO NON-EMPLOYEE DIRECTORS
DURING FISCAL YEAR 2005

	Individual Grants

		% of Total
	Number of	Options/SARs
	Securities	Granted to Non-
	Underlying	Employee
	Options/SARs	Directors in	Exercise/Base
Name	Granted (#)	Fiscal Year 2005	Price ($/Share)	Expiration Date

Russell C. Cleveland	13,000	14.29%	2.80	August 23, 2010
Nuria I. Fernandez	13,000	14.29%	2.80	August 24, 2010
John D. Higgins	13,000	14.29%	2.80	August 25, 2010
C. James Meese Jr.	13,000	14.29%	2.80	August 26, 2010
Stephanie L. Pinson	13,000	14.29%	2.80	August 27, 2010
John K. Pirotte	13,000	14.29%	2.80	August 28, 2010
Juliann Tenney, J.D.	13,000	14.29%	2.80	August 28, 2010
EXECUTIVE OFFICERS
      As of the April 4, 2006 Record Date, the following individuals serve as the Company’s executive officers:

Name	Position

David L. Turney	Chairman, Chief Executive Officer and President, DRI, and Chairman and Managing Director, DRI-Europa AB
David N. Pilotte	Executive Vice President, Chief Financial Officer, and Secretary, DRI, and Chief Operating Officer, North Carolina Operations
Lawrence A. Hagemann	Executive Vice President and Chief Technology Officer
Executive Officer Biographies
      Following are biographical summaries for the Company’s executive officers who are not directors.
      David N. Pilotte, age 47, joined the Company as Chief Financial Officer in October 2004. In September 2005, he was named Secretary. In December 2005, Mr. Pilotte was elected Executive Vice President and also assumed the duties of Chief Operating Officer, North Carolina Operations. Mr. Pilotte’s public-company experience gives him a solid background in corporate finance, corporate governance, SEC compliance, and mergers and acquisitions. From July 2001 to August 2003, Mr. Pilotte served as Executive Vice President and Chief Financial Officer of Axtive Corporation, a publicly held, acquisition-oriented start up in Dallas that acquired software and professional service firms. From June 1998 until after its sale in November 2000, Mr. Pilotte was Vice President and Corporate Controller of American Pad & Paper Company, a publicly held manufacturer of paper-based office products headquartered in Dallas. Previously, Mr. Pilotte was Corporate Controller of semiconductor products maker Cyrix, had Treasurer responsibilities at Baldor Electric Company, and was an auditor with Rockwell International and Arthur Andersen & Company. During the intervening periods, Mr. Pilotte has served as an independent advisor and interim Chief Financial Officer to small- and mid-sized businesses leading financial and operational restructurings and raising private capital. Mr. Pilotte holds a bachelor’s degree in Finance from the University of Florida and an M.B.A. from the University of Houston. He is a Certified Public Accountant in Texas. A member of Financial Executives International since 1995, Mr. Pilotte has served in various leadership roles, including Chapter Director and Committee Chairman. He also has been active in the National Investor Relations Institute, the DFW SEC Reporting Group, and DFW Executive Teaming.

      Lawrence A. Hagemann, age 62, has 15 years’ transit industry experience, including extensive experience in advanced software and micro-processor systems. In 2000, he was appointed Chief Operating Officer of DRI’s North Carolina Operations and held that title until December 2005, at which time he was appointed Chief Technology Officer. Since February 1998, he has served as DRI’s Executive Vice President and TwinVision na, Inc.’s President and General Manager. From July 1996 to February 1998, he was TwinVision’s Vice President and General Manager. From July 1995 to July 1996, Mr. Hagemann was Vice President of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as Assistant to the President of Vapor-Mark IV in Illinois. From 1973 to 1990, he was Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. Mr. Hagemann earned a bachelor’s degree in Electrical Engineering from the University of Detroit in 1967. In 1972, he earned an M.B.A. from Loyola University in Chicago.
EXECUTIVE COMPENSATION
      The following Summary Compensation Table sets forth the compensation during the last three fiscal years ended December 31 of the Company’s chief executive officer and the two other most highly compensated executive officers and one former executive officer (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company during the fiscal year ended December 31, 2005.

				Long-Term
				Compensation
				Awards(1)

		Annual Compensation		Securities	All Other
				Underlying	Compensation
Name and Position	Year	Salary(2)	Bonus	Options/SARs	(3)

David L. Turney,	2005	$284,350	—	9,000	$4,338
Chairman, Chief Executive Officer	2004	$258,500	—	20,000	$9,913
and President, DRI, and Chairman and	2003	$258,500	—	—	—
Managing Director, DRI-Europa AB
David N. Pilotte,	2005	$191,525	—	20,000	—
Executive Vice President, Chief	2004	$34,670	—	30,000	—
Financial Officer, and Secretary, DRI,	2003	—	—	—	—
and Chief Operating Officer,
North Carolina Operations
Lawrence A. Hagemann,	2005	$192,583	—	20,000	$4,122
Executive Vice President	2004	$188,500	—	15,000	—
and Chief Technology Officer	2003	$178,750	—	10,000	—
Lawrence A. Taylor,	2005	$187,750	—	—	—
Executive Vice President,	2004	$184,000	—	15,000	—
Corporate Development, and Director,	2003	$184,000	—	10,000	—
DRI, and Director, DRI-Europa AB

Notes:

1.	All options awarded in fiscal years 2003, 2004 and 2005 were granted under the Company’s Current Plan.

2.	Mr. Turney’s fiscal year 2005 salary amount includes additional compensation of $12,925 approved in fiscal year 2004 and paid to him in fiscal year 2005.

3.	All other compensation to Mr. Turney and Mr. Hagemann consist of automobile lease payments.
Option Grants in Fiscal Year 2005
      The following table provides information about Current Plan stock options awarded to the Named Executive Officers in fiscal year 2005. The table shows the potential value of each grant assuming that the market value of the Common Stock appreciates in the 10 years from the date of grant to the date of expiration at annual rates of five percent and 10 percent, compounded annually. These assumed rates of appreciation have been specified by the Commission for illustrative purposes only and are not intended to predict future prices of the Common Stock, which will depend upon various factors, including market conditions and the Company’s future performance and prospects.
OPTION GRANTS IN FISCAL YEAR 2005(1)

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Securities	% of Total			Annual Rates of Stock
	Underlying	Options			Price Appreciation for
	Options	Granted to	Exercise or		Option Term(2)
	Granted in	Employees	Base Price
Name and Position	2005	in 2005(3)	($/Share)	Expiration Date	5%	10%

David L. Turney,	9,000	5.14%	2.80	August 23, 2015	$15,848	$40,162
Chairman, Chief Executive
Officer and President, DRI, and
Chairman and Managing
Director, DRI-Europa AB
David N. Pilotte,	20,000	11.43%	2.80	August 23, 2015	$35,218	$89,250
Executive Vice President, Chief
Financial Officer, and Secretary,
DRI, and Chief Operating
Officer, North Carolina
Operations
Lawrence A. Hagemann,	20,000	11.43%	2.80	August 23, 2015	$35,218	$89,250
Executive Vice President and
Chief Technology Officer
Lawrence A. Taylor,	—	—	—	—	—	—
Executive Vice President,
Corporate Development, and
Director, DRI, and Director,
DRI-Europa AB

Notes:

1.	All stock options granted during fiscal year 2005 were exercisable by employees as of December 31, 2005.

2.	No stock options granted during fiscal year 2005 were in the money on the grant date.

3.	Based on 175,000 total options granted to employees in fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides summary information regarding the stock options exercised during fiscal year 2005 and the stock options held as of December 31, 2005, by the Named Executive Officers.
DIGITAL RECORDERS, INC.
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2005 AND
FISCAL YEAR-END OPTION/SAR VALUES FOR THE NAMED EXECUTIVE OFFICERS

			Number of Securities		Value of Unexercised,
			Underlying Unexercised		In-the-Money(*)
			Options/SARs at Fiscal		Options/SARs at Fiscal
	Shares		Year-End (#)		Year-End
	Acquired	Value
Name and Position	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David L. Turney,	—	—	279,000	—	—	—
Chairman, Chief Executive
Officer and President, DRI,
and Chairman and Managing
Director, DRI-Europa AB
David N. Pilotte,	—	—	50,000	—	—	—
Executive Vice President,
Chief Financial Officer, and
Secretary, DRI, and Chief
Operating Officer, North Carolina Operations
Lawrence A. Hagemann,	—	—	135,000	—	—	—
Executive Vice President and
Chief Technology Officer
Lawrence A. Taylor,	—	—	—	—	—	—
Executive Vice President,
Corporate Development, and
Director, DRI, and Director,
DRI-Europa AB

Note:

*	Options or free-standing SARs are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option or SAR. The closing market price of the Common Stock on December 31, 2005, was $1.53.
401(k) Plan
      In January 1996, the Company implemented a defined contribution savings plan for all eligible employees (as defined). The savings plan is intended to qualify under Section 401(k) of the Code. Under the savings plan, a participant may contribute from one percent to 15 percent of his or her compensation, not to exceed an amount that would cause the plan to violate Section 401(k) and other applicable sections of the Code. The Company has not made any matching contributions to the savings plan. All participants’ contributions are invested, in accordance with the participant’s election, in various investment funds managed by the plan trustee. The savings plan permits withdrawals in the event of disability, death, attainment of age 59 1/2 , termination of employment or proven financial hardship. The Company pays all the costs of administering the savings plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS
Chief Executive Officer
      David L. Turney serves as the Company’s Chairman, Chief Executive Officer, and President. His employment agreement, which was extended as of December 17, 2001 (the “Employment Agreement”), is for a period of four years ending December 17, 2005, with annual one-year renewal each year thereafter unless either the Company or Mr. Turney provides notice of an intention to terminate at least 180 days prior to the expiration of the then current term and, thus, is presently on a one-year basis. The Employment Agreement provides for a minimum annual base salary of $235,000, effective as of January 1, 2002, subject to annual adjustment by the Human Resource and Compensation Committee, with discretionary bonus and incentive stock option compensation, as determined by the Human Resource and Compensation Committee. The agreement can be terminated by the Company or Mr. Turney with or without cause with 90 days’ notice, requires Mr. Turney to keep confidential certain technology and trade secrets of the Company, and prohibits Mr. Turney from engaging in business competing with the Company during his employment and for one year after termination, if initiated by him or the Company with cause, or six months after termination, if initiated by the Company without cause. If Mr. Turney is terminated by the Company without cause or terminates his employment either with or without cause, he is entitled to: (a) receive compensation for earned vacation not taken and salary for 180 days (or 90 days if he terminates his employment without cause); (b) continue participating for a period of six months, at the Company’s cost, in all existing benefit plans provided to executive employees at the time of termination or resignation; (c) purchase within 90 days of termination or resignation any life insurance policy maintained by the Company on the life of Mr. Turney at a purchase price equal to 105 percent of the cash surrender value of the policy; and (d) immediate vesting of all outstanding options granted to Mr. Turney under any employee stock option plan. In the event that (a) a “Triggering Event” occurred, which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b) if Mr. Turney’s employment was terminated or he was unable to reach a satisfactory new agreement, then Mr. Turney would be entitled to receive 2.9 times his annual salary, incentive and bonus payments during the most recent 12 month period.
Chief Financial Officer
      David N. Pilotte serves as the Company’s Executive Vice President, Chief Financial Officer and Secretary, DRI, and Chief Operating Officer, North Carolina Operations. His employment agreement, entered into on October 25, 2004, provides for a minimum annual base salary of $186,500 and extends for one year with subsequent one-year extensions. The agreement also provides for discretionary additional compensation and/or bonuses or stock options. Mr. Pilotte has received a grant of stock options to purchase 30,000 shares of the Company’s Common Stock, subject to certain vesting provisions. In the event of (a) the occurrence of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b) if Mr. Pilotte’s employment is terminated or his duties or authority are substantially diminished following such triggering event, then Mr. Pilotte would be entitled to receive a lump sum payment in an amount equal to one times his annual salary, incentive and bonus payments during the most recent 12 month period. The agreement may be terminated by the Company with or without cause, or by Mr. Pilotte without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Mr. Pilotte a severance allowance equal to nine months’ salary if he is terminated without cause within the initial two years of employment, or, if he is terminated without cause following the initial two years of his employment, a severance allowance equal to six months’ salary. If Mr. Pilotte terminates the agreement upon 90-day notice and without cause, he will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The agreement requires Mr. Pilotte to keep confidential certain of the Company’s technology and trade secrets, and prohibits Mr. Pilotte from engaging in business competing with the Company during his employment and for one year after termination.

Other Named Executive Officer
      Effective July 6, 1999, the Company entered into an employment agreement with Lawrence A. Hagemann to serve as its Executive Vice President for a period of one year, subject to periodic extensions for like periods, and has been so extended each year. The agreement provides for an annual salary of $130,000 for Mr. Hagemann, initially, and bonuses or stock options, at the discretion of the Human Resource and Compensation Committee. In the event of (a) the occurrence of a “Triggering Event,” which includes a change in ownership of the Company of at least 30 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b), if his employment is terminated or he is unable to reach a satisfactory new agreement, then Mr. Hagemann would be entitled to receive one times his annual salary, incentive and bonus payments during the most recent 12-month period. The agreement may be terminated by the Company or Mr. Hagemann, as applicable, with or without cause. If he is terminated by the Company without cause, he is entitled to receive severance pay equal to 180 days’ worth of his base salary, payable in a lump sum. If he terminates his employment without cause and upon 90-day’s notice, he shall be entitled to receive compensation for earned vacation time not taken and severance pay equal to 90-day’s worth of his base salary pursuant to normal pay practices. The agreement requires Mr. Hagemann to keep confidential certain technology and trade secrets of the Company, and prohibits Mr. Hagemann from engaging in business competing with the Company during his employment for one year after termination.
      The Company’s Current Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all the Company’s assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of the merger or sale of assets, such options shall terminate unless they are assumed or other options are substituted by the successor corporation.
Involvement in Certain Legal Proceedings
      Mr. Lawrence A. Taylor is a director of Digital Recorders, Inc. and was, until October 2004, the Company’s Chief Financial Officer, and until August 2005, the Company’s Executive Vice President of Corporate Development. As Executive Vice President of Corporate Development, Mr. Taylor’s primary responsibility was strategic planning and identifying and pursuing mergers and acquisitions. In August 2005, when it became apparent the Company’s finances would not support merger and acquisition activities, Mr. Taylor’s position of Executive Vice President of Corporate Development was eliminated.
      Mr. Taylor seeks to refute certain provisions of his employment agreement and has stated an intention to arbitrate a claim for, among other things, wrongful termination and age discrimination under the Age Discrimination in Employment Act of 1967. The Company believes the claims are without merit and does not believe the matter will have a material impact on the Company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 4, 2006, by each person known by the Company to own beneficially more than five percent of the Common Stock. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

	Common Stock

	Beneficially	% of
Beneficial Owners	Owned(1)	Class(2)

Barclays Global Investors, N.A.(3)	686,476	7.0%
Dolphin Offshore Partners, L.P.(4)	1,051,788	9.7%
Riverview Group, LLC(5)	1,371,983	13.7%
Laurus Master Fund, Ltd.(6)	550,000	5.3%

Notes:

1.	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of April 4, 2006. All percentages are calculated based on the number of outstanding shares at April 4, 2006, plus shares that a person or group has the right to acquire within 60 days thereafter.

2.	Based on 9,773,509 shares of Common Stock outstanding as of April 4, 2006, plus, in the case of each Shareholder listed in this table, shares of Common Stock that such Shareholder has the right to acquire as noted in Note 1.

3.	As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2006, by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, and Barclays Global Investors Japan Trust and Banking Company Limited. The amount shown represents shares held in trust accounts for the economic benefit of the beneficiaries of those accounts, and includes 686,476 shares of our Common Stock over which such entities have sole voting power and 686,476 shares of our Common Stock over which such entities have sole dispositive power. Barclays Global Investors, NA is a California-based bank whose address is 45 Fremont Street, San Francisco, California 94105.

4.	Consists of 19,933 shares of outstanding Common Stock owned outright, 350 shares of Series G Preferred Stock that are presently convertible into 791,855 shares of Common Stock, and 240,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Peter Salas is the sole principal of Dolphin Asset Management Corporation, the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is c/o Dolphin Asset Management Corporation, 129 E. 17th Street, New York, New York 10003.

5.	Consists of 1,130,437 shares of Common Stock owned outright and 241,546 shares of Common Stock issuable upon exercise of presently exerciseable warrants. The managing member of Riverview is Millennium Holding Group, L.P. Millennium Management, L.L.C. is the general partner of Millennium Holding Group, L.P. The sole principal of Millennium Management, L.L.C. is Israel A. Englander. The address of Riverview Group, LLC is 666 Fifth Avenue, New York, New York 10103.

6.	Consists of 550,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Laurus Master Fund, Ltd. is managed by Laurus Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC. The address of Laurus Master Fund, Ltd. is 825 Third Avenue, New York, New York 10022.

SECURITY OWNERSHIP OF
NAMED EXECUTIVE OFFICERS AND DIRECTORS
      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 4, 2006, by: (1) each director; (2) each Named Executive Officer; and (3) all executive officers and directors as a group. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown. John D. Higgins also owns shares of preferred stock of the Company (see Note 8 to the table).
SECURITY OWNERSHIP OF
NAMED EXECUTIVE OFFICERS AND DIRECTORS(1)
As of April 4, 2006

	Common Stock

	Beneficially	% of
Named Executive Officers	Owned(1)	Class (2)

David L. Turney(3)	355,650	3.5%
David N. Pilotte(4)	50,000	*
Lawrence A. Hagemann(5)	152,000	1.5%
Non-Executive Directors

Russell C. Cleveland(6)	321,334	3.3%
John D. Higgins(7)	381,442	3.8%
C. James Meese Jr.(8)	37,000	*
Stephanie L. Pinson(9)	42,000	*
John K. Pirotte(10)	61,695	*
Lawrence A. Taylor(11)	59,300	*
Juliann Tenney, J.D.(12)	63,982	*
Executive Officers and Non-Executive Directors as a Group (10 persons)	1,524,403	14.1%

* Less than 1%
Notes:

1.	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of April 4, 2006. All percentages are calculated based on the number of outstanding shares at April 4, 2006, plus shares that a person or group has the right to acquire within 60 days thereafter. The address for all directors and officers listed in the chart is: c/o Digital Recorders, Inc.; 5949 Sherry Lane, Suite 1050; Dallas, TX 75225.

2.	Based on 9,773,509 shares of Common Stock outstanding as of April 4, 2006, plus, in the case of each individual listed in this table, shares of Common Stock that such individual has the right to acquire as noted in Note 1.

3.	Mr. Turney’s ownership consists of 76,650 shares of Common Stock owned outright as joint tenant with right of survivorship with Mr. Turney’s wife and 279,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

4.	Mr. Pilotte’s ownership consists of 50,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

5.	Mr. Hagemann’s ownership consists of 17,000 shares of Common Stock owned outright and 135,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

6.	Mr. Cleveland’s ownership consists of 38,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006. He also may be deemed to beneficially own 141,667 shares held by Renaissance U.S. Growth Investment Trust PLC, of which he serves as director and manager, and 141,667 shares held by BFSUS Special Opportunities Trust PKC, for which he serves as U.S. portfolio manager.

7.	Mr. Higgins’ ownership consists of 14,000 shares of Common Stock owned outright, 36,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006, 156,250 shares of Common Stock issuable upon conversion of debentures, 50 shares of Series H Preferred Stock that are presently convertible into 120,192 shares of Common Stock, and warrants to purchase 55,000 shares of Common Stock issuable upon the conversion of warrants.

8.	Mr. Meese’s ownership consists of 1,000 shares of Common Stock owned outright, 36,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

9.	Ms. Pinson’s ownership consists of 4,000 shares of Common Stock owned outright as joint tenant with right of survivorship with Ms. Pinson’s husband and 38,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

10.	Mr. Pirotte’s ownership consists of 25,695 shares of Common Stock owned outright and 36,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

11.	Mr. Taylor’s ownership consists of 59,300 shares of Common Stock owned outright as joint tenant with right of survivorship with Mr. Taylor’s wife.

12.	Ms. Tenney’s ownership consists of 27,082 shares of Common Stock owned outright and 36,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 4, 2006.

COMPARISON OF CUMULATIVE TOTAL RETURN *
AMONG THE COMPANY’S COMMON STOCK, THE NASDAQ® INDEX AND THE
INFORMATION TECHNOLOGY INDEX
      The following graph and table compare the cumulative total Shareholder return on the Common Stock from December 31, 2000, through December 31, 2005, with the Standard & Poor’s 500 Information Technology Index and the NASDAQ® Index. The comparison reflected in the graph and table is not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the Common Stock and each index on December 31, 2000, and the reinvestment of all dividends.
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

*	This chart was prepared by the Total Return Service of Standard & Poor’s Investment Services.
TOTAL RETURN TO SHAREHOLDERS
(Includes Reinvestment of Dividends)

	Annual Return Percentage Years Ending

Company/Index	Dec01	Dec02	Dec03	Dec04	Dec05

Digital Recorders Inc.	53.60	0.00	14.17	42.34	—60.77
S&P 500 Information Technology	—25.87	—37.41	47.23	2.56	0.99
NASDAQ® Index	—20.68	—30.86	49.51	8.83	1.37

		Indexed Returns Years Ending
	Base Period
Company/Index	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05

Digital Recorders Inc.	100	153.60	153.60	175.36	249.60	97.92
S&P 500 Information Technology	100	74.13	46.40	68.31	70.06	70.75
NASDAQ® Index	100	79.32	54.84	81.99	89.23	90.46

*	This table was prepared by the Total Return Service of Standard & Poor’s Investment Services.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
      In March 2005, the Company retained Gilbert Tweed, an executive search firm located in New York City, to conduct a search to fill the position of Vice President and General Manager, TwinVision of North America, Inc. Ms. Pinson, a director of DRI, is President and Chief Operating Officer of Gilbert Tweed, and her firm was paid $60 thousand in recruiting fees and out-of-pocket expenses in 2005.
      In June 2005, as part of a larger $1.9 million offering, the Company sold 50 shares of its Series G Convertible Preferred Stock to Mr. John D. Higgins, a director of the Company, for $250,000. Because the issuance of the Series G shares to a director failed to gain approval of the NASDAQ® due to an inadvertent pricing error, on July 25, 2005, the Company asked Mr. Higgins to rescind his purchase of Series G shares and the related warrants to purchase 35,714 shares of Common Stock in exchange for an unsecured subordinated promissory note in the amount of $252,301. The note bore interest at a rate of 10.5 percent per annum, paid on the last day of each month, and was due and payable, along with any unpaid interest, one year from the date of the note. In October 2005, the Company agreed to issue 50 shares of its Series H Convertible Preferred Stock and a cash payment of $2 thousand and granted warrants to purchase 55,000 shares of Common Stock at $2.02 per share, all in exchange for the cancellation of the promissory note. No additional proceeds were received by the Company as a result of the Series H Preferred issuance.
      In August 2002, the Company completed a privately negotiated sale of a $250 thousand convertible subordinated debenture to Mr. Higgins, a private investor and a director of the Company. Mr. Higgins received a closing fee of $5,850 related to the placement of the debenture, and $20 thousand in interest payments on the outstanding debenture in 2005. The debenture has an interest rate of 8 percent annually and matures in August 2009, if not redeemed or converted earlier.
      On March 21, 2006, the Company sold an aggregate of 100 shares of its Series I Convertible Preferred Stock, par value $.10 per share (“Series I Preferred”), to a private investor, pursuant to a share purchase agreement. The issuance of the Series I Preferred Stock caused the conversion rate on the $250 thousand convertible subordinated debenture, held by Mr. Higgins, a director of the Company, to change from $2.00 per share to $1.60 per share, resulting in a potential increase of 31,250 additional shares of Common Stock.
SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2007
      If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2007, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than December 25, 2006.
      If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting in 2007, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2007, pursuant to the Company’s Bylaws. A Shareholder’s notice to the Secretary must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2007: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2007; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2007; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.
      Such proposals should be submitted in writing to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75255; E-Mail: ir@digrec.com.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act requires the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock to file reports of their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2005. To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2005, with the exception of the following: (1) John D. Higgins, who failed to timely file two Form 4 Reports covering a total of four transactions; (2) Lawrence A. Taylor, who failed to timely file a Form 4 Report covering a single transaction; (3) David L. Turney, who failed to timely file a Form 4 Report covering seven transactions; (4) Molly W. MacTaggart, who failed to timely file one Form 3 and one Form 4 covering a single transaction; (5) William F. Fay Jr., who failed to timely file one Form 3 and Form 4 covering a single transaction; and (6) Riverview Group, LLC, who failed to timely file one Form 4 covering two transactions.
FORM 10-K
      The Company will provide without charge to each person solicited a copy of its Form 10-K for fiscal year 2005, including financial statements and financial statement schedules filed therewith, upon written request to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.
WHERE YOU CAN FIND MORE INFORMATION
      We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s Web site, www.sec.gov; and (3) the Company’s Web site, www.digrec.com.
      You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the matters proposed herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our Shareholders shall not create any implication to the contrary.

By Order of the Board of Directors,

/s/ DAVID L. TURNEY

Chairman, Chief Executive Officer and President

April 19, 2006

APPENDIX A
CHARTER
AUDIT COMMITTEE
of the
Board of Directors
of
Digital Recorders, Inc.
(the “Company,” or “DRI”)
Responsibility, Authority, and Guidelines
March 2004

Mission Statement
      The Audit Committee (the “Audit Committee” or the “Committee”) is appointed by the Board of Directors (the “Board”) of the Company, upon the recommendation of the Corporate Governance and Nominating Committee of the Board (the “CGN Committee”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal, regulatory and stock exchange or listing requirements, (3) the independence and performance of the Company’s independent auditors and (4) performance of the Company’s internal auditing department, if any.
      The Audit Committee will assist the Board in fulfilling its duties to direct the management and affairs of the Company. In addition, the Committee will have, and by its ratification of this Charter the Board shall be deemed to have exclusively delegated to the Committee, the responsibilities and powers described hereafter as Exclusive Powers until such time as the Board shall amend this Charter or until such time as this Committee shall cease for any reason to serve as an Audit Committee for the purposes of the rules and regulations of any stock exchange or automated quotation system upon which a security issued by the Company shall be listed or under the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Act”), as amended. Nothing in this Charter shall prohibit the Board, sitting as a committee of the whole, from sitting as the Audit Committee; provided that each member of the Board sitting as the Audit Committee shall meet the requirements described below under the heading “Organization.” The Audit Committee will review the financial reporting process, the audit process, and the Company’s process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the independent auditors. To properly perform his or her role, each Committee member will have an understanding of the responsibilities of Committee membership as well as familiarity with the Company’s business, operations, finances and risks. Each member of the Committee shall devote such time to the work of the Committee and to the preparation for and attendance at meetings of the Committee, as they shall reasonably believe necessary to the performance of their respective duties.
General Authority
      The Audit Committee shall have the authority to meet from time to time and to request and receive such information from the Company’s officers and employees, as it shall deem appropriate to the performance of its duties. The Audit Committee shall also have the authority to retain, at the Company’s expense, special legal, accounting or other consultants to advise the Committee to the extent necessary to the performance of its duties, as it shall deem appropriate under the circumstances. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditors, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with any investment bankers then or previously engaged by the Company. When meeting with agents, advisers or counsel to the Company, the Audit Committee or its members, as the case may be, shall be deemed agents of the Company and acting on its behalf. No officer, employee, agent, auditor or counsel to the Company shall be required to inquire as to the authority of the Audit Committee to request a meeting with or information from such officer, employee, agent, auditor or counsel, nor shall any such person be required to seek the approval of any officer of the Company before attending such a meeting or providing any information requested. Except with respect to the hiring of special counsel and experts as specifically provided herein and with respect to the authorization of the retention of the Company’s independent auditors for audit and other services, the Audit Committee shall not have the authority to bind the Company without the consent of the Board or the appropriate committee thereof.
      Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Committee’s responsibility is one of oversight. The management of the Company is responsible for the preparation of complete and accurate annual and quarterly consolidated financial statements in accordance with GAAP and for maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations. The independent auditor is responsible for planning and conducting in accordance with generally accepted auditing standards an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements. The Committee shall have the authority to take any and all acts that it deems necessary to carry out its oversight function, including but not limited those set forth herein.
Organization

•	The Audit Committee will be composed of not less than three members of the Board of Directors.

•	The Board, upon recommendation of the CGN Committee, will appoint Committee members annually for a term of one year, subject to the appointment of their respective successors or the abolishment of the Committee.

•	The members of the Audit Committee shall meet the independence and experience requirements of The NASDAQ® Stock Market (“NASDAQ®”) and the requirements for audit committee service set forth in the Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

•	At least one member of the Committee shall be an “audit committee financial expert” as determined by the Board in compliance with criteria established by the SEC.

•	The Audit Committee shall, from time to time, appoint a chairperson (the “Chair”) from among its members.

•	Each Committee member shall be financially literate as required by the pronouncements of the SEC and NASDAQ® or other regulatory authority, possess appropriate accounting or equivalent financial expertise, and maintain up-to-date knowledge related to the duties herein.

•	Committee members shall not serve on the audit committees of more than three other public companies unless the Board determines that such service does not impair the member’s ability to serve effectively on the Committee and discloses this determination in the Company’s proxy statement.

•	Each Committee member shall be a current shareholder of the Company.

•	Each Committee member shall have attended at least 75% of all meetings of the Board of Directors in the preceding fiscal year unless the Board of Directors in its discretion, with adequate reason, elects to waive this requirement.

•	Each Committee member shall reasonably believe that he or she will be able to attend not less than 75% of the Committee’s meetings during the fiscal year of such person’s service.

•	The Audit Committee shall be comprised solely of directors who are free from any relationship that, in the opinion of the Board of Directors or the director in question, could reasonably be expected to interfere with the exercise of independent judgment as a Committee member. The Chief Financial Officer and Chief Executive Officer of the Company may attend Audit Committee meetings as “ex-officio” or non-voting attendees subject to closed executive sessions as determined from time to time by the Committee Chairman.

•	A majority of the Committee’s members will constitute a quorum for Audit Committee meetings and the Committee shall be entitled to act by a majority vote of its members present at a meeting.

•	The Committee will meet at least four times a year, upon notice properly given, or more frequently as required, and at such times, means, and places as it deems advisable. The Committee may meet telephonically, in person, by videoconference or any other means that in its sole opinion, is appropriate for the subject matter to be addressed.

•	Any member of the Audit Committee shall be entitled to call a meeting of the Audit Committee upon ten days’ written notice of time, date, location and agenda, with copy to all Board members and executive management.

•	The Committee will maintain minutes and the Committee Chair will report to the Board of Directors at its regular Board meetings regarding deliberations, findings, and actions occurring since the last such report.

•	The independent auditors and counsel to the Company will have the right to appear before and be heard by the Audit Committee, subject to the Committee’s right to meet in executive session.
Roles and Responsibilities
Internal Controls
      The Audit Committee will:

•	Evaluate whether management has established and is maintaining an adequate internal control structure and procedures for financial reporting.

•	Assess the effectiveness of the internal control structure and financial reporting procedures at the end of each fiscal year.

•	Evaluate whether management is appropriately communicating the importance of internal controls to everyone involved in the finance, accounting and auditing processes.

•	Evaluate the extent to which the independent auditors examine computer systems and applications, the security of such systems and contingency plans for processing financial information in the event of a systems breakdown.

•	Evaluate whether internal control recommendations made by the independent auditors are addressed by management in a timely and effective fashion.

•	Ensure that the independent auditors and counsel to the Company have unimpeded access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and related matters.

•	Review the results of annual audits of expense reimbursements, compensation, and perquisites of and to directors and officers including their use of corporate assets together with any required or appropriate reporting of same for tax or public company disclosure purposes.

•	Periodically assess, in conjunction with management, whether the establishment of an internal audit department would benefit the Company.
Financial Reporting
      The Audit Committee will:

General

•	Review, under Statement of Auditing Standards No. 71, all financial information and accompanying text (annual, quarterly, and all other) to be filed with the SEC (normally excluding public and shareholder relations news releases not a part of quarterly or annual SEC reporting of the Company; however, the Committee may elect, at its sole discretion, to review such from time-to-time), together with pertinent related communication with the independent auditors of the Company.

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact upon the Company’s financial statements.

•	Discuss with management and the independent auditors significant risks and exposures and the Company’s plans to minimize such risks.

Annual Financial Statements

•	Discuss judgment areas such as those involving valuation of assets and liabilities, including, without limitation, the accounting for and disclosure of revenue recognition and reserves.

•	Review and discuss the annual audited financial statements with management and the independent auditors, including the disclosures under the caption “Management Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

•	Obtain and review annually, prior to the completion of the independent auditors’ annual audit of the Company’s year-end financial statements (the “Annual Audit”), a report from the independent auditors describing (i) any transactions to which management obtained any Statement on Auditing Standards No. 50 letters, (ii) all critical accounting policies and practices to be used in the financial statements, (iii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iv) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management, including any significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Discuss with the independent auditors any material issues raised in such reports.

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives on the Company’s financial statements.

•	Meet with management and the independent auditors together and separately to discuss the financial statements and the results of the audit.

•	Discuss with the independent auditors accounting and reporting issues on which it consulted its national office including matters of audit quality and consistency. If deemed appropriate, discuss these issues with the national office directly.

•	Review the annual report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

•	Obligate the independent auditors to communicate any required or appropriate matters to the Committee.

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the independent auditors have reviewed quarterly financial information.

•	Review the quarterly financial report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

•	Discuss judgment areas such as those involving valuation of assets and liabilities, including, without limitation, the accounting for and disclosure of revenue recognition and reserves.

•	Meet with management and with the independent auditors, either telephonically or in person, to discuss the interim financial statements and the results of the review.

Compliance with Laws and Regulations
      The Audit Committee will:

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from management to verify compliance with laws and regulations.

•	Review the findings of any examinations by regulatory agencies such as the SEC, NASDAQ® and other such entities.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.
Independent Auditors
      The Audit Committee will:

•	Instruct the independent auditors that the Board of Directors and the Audit Committee, as the shareholders’ representatives, are the independent auditors’ clients.

•	Review the independent auditors’ proposed audit scope, approach and staff.

•	Subject only to consultation with the Board from time to time regarding such matters, periodically review the performance of the independent auditors and appoint, retain and discharge the independent auditors as the Committee shall deem appropriate and in the best interests of the Company. This foregoing grant shall include the right to review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

•	Obtain and review, at least annually, a report from the independent auditors describing (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (iii) all relationships between the independent auditors and the Company, consistent with Independence Standard No. 1, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

•	Discuss with the independent auditors items required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including any audit problems or difficulties encountered in performing the audit and management’s response (including any restrictions on the auditors’ scope of activities or access to required information), disagreements with management and any changes required in the planned scope of the independent audit.

•	Obtain assurance from the independent auditors that the audit was conducted in a manner consistent with Section 10A of the Act.

•	Establish policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

Other Responsibilities
      The Audit Committee will:

•	Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

•	Establish and monitor policies for pre-approval of the retention and fees of the independent auditors or their affiliates for any non-audit services and review and approve the retention of the independent auditors and the fees and other contractual arrangements for any such services. The foregoing shall be an Exclusive Power. The Audit Committee Pre-Approval Policy is set forth below.

•	Take such steps as shall be necessary and consistent with its authority to ensure that significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion, or provide a report to the Board to the extent that it is unable to do so.

•	Review with Company counsel any legal matters that the Committee believes could reasonably be expected to have a material impact on the Company’s results of operations, financial condition or the presentation of the Company’s financial results.

•	Review any information submitted to the Audit Committee pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995 and further as anticipated in the Sarbanes-Oxley Act of 2002.

•	Establish with management guidelines for the Company to follow with respect to any proposed financial activities by the Company relating to the issuance of or investment in securities.

•	If necessary and consistent with its duties under this Charter, and following consultation with the Board, the Committee may institute special investigations and, if appropriate, retain special counsel or experts to assist therein, all at the Company’s expense.

•	Perform other oversight functions as requested by the Board of Directors including a review of the annual strategic plan and annual financial plan (budget) prepared by management which, once revised as deemed appropriate in discussion with management, shall be referred, with the Committee’s recommendation, to the full Board of Directors for consideration.

•	Review and update the Charter of the Committee annually and receive approval of changes from the Board of Directors.

•	Annually prepare a report to shareholders, as required by the SEC, to be included in the Company’s annual proxy statement. The foregoing shall be an Exclusive Power.

•	Periodically solicit assessment by the Board of Directors and perform self-assessment of Audit Committee performance.

•	Regularly update the Board of Directors about Committee activities and recommendations.

•	Consider and arrange for such continuing education and other instruction for members of the Committee as shall be appropriate under applicable law or the circumstances.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Review periodically with management and internal auditors, if any, these procedures and any significant complaints received.

•	Annually review the Company’s compliance program for its Code of Conduct and Ethics.

•	Perform any other relevant tasks delegated to the Committee by the Board of Directors.

Related-Party Transactions
      Management shall submit to the Committee a report setting forth in reasonable detail the terms and conditions of any related-party transaction (including any transaction that would be required to be disclosed in the Company’s proxy statement pursuant to Item 404 of Regulation S-K and Item 7 of Schedule 14A and any leases, equipment purchase agreements or other contracts with any officer, director or affiliate of the Company) or any other transaction representing an actual or potential conflict of interest, and shall provide to the Committee such additional documentation and information as it may request in connection therewith. The Committee shall determine, based on all available information, whether the transaction is reasonable and fair to the Company, in the best interests of the Company and on terms no less favorable than could be obtained from an unrelated third party. Based upon such determination, the Committee shall make a recommendation to the Board, and to the disinterested members of the Board, as to the approval or disapproval of the proposed transaction. Each such transaction so approved shall be reviewed by the Committee not less frequently than annually.
Audit Committee Pre-Approval Policy

Statement of Principles
      The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each type of service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.
      The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Delegation
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Services
      The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. For audit services, the independent auditor will provide the Audit Committee with an engagement letter during the third quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the upcoming fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to such fiscal year. In the event that circumstances arise during the fiscal year for which additional audit services are required, at the request of management the independent auditor will provide the Audit Committee with an engagement letter for such additional audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to the independent auditor engaging in such services.
      In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant specific pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-Related Services
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor. For audit-related services, the independent auditor will provide the Audit Committee with an engagement letter during the third quarter of each fiscal year outlining the scope of the audit-related services proposed to be performed during the upcoming fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to such fiscal year. In the event that circumstances arise during the fiscal year for which additional audit-related services are required, at the request of management the independent auditor will provide the Audit Committee with an engagement letter for such additional audit-related services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to the independent auditor engaging in such services.

Tax Services
      The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with any transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. For tax services, the independent auditor will provide the Audit Committee with an engagement letter during the third quarter of each fiscal year outlining the scope of the tax services proposed to be performed during the upcoming fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to such fiscal year. In the event that circumstances arise during the fiscal year for which additional tax services are required, at the request of management the independent auditor will provide the Audit Committee with an engagement letter for such additional tax services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting prior to the independent auditor engaging in such services.

Routine Non-Audit Services
      The Audit Committee may grant specific pre-approval to those permissible non-audit services that it believes are routine and recurring services (“Routine Non-Audit Services”), and would not impair the independence of the auditor. For such services, Company management will submit to the Audit Committee for approval (during the fourth quarter of each fiscal year and at such other times as may be necessary or advisable) a list of specific Routine Non-Audit Services that it recommends the Audit Committee engage the independent auditor to provide. Company management and the independent auditor will each confirm to the Audit Committee that all of the services on the list are permissible under all applicable legal requirements. In addition to lists of planned Routine Non-Audit Services, a budget estimating Routine Non-Audit Service spending for the fiscal year will be provided. The Audit Committee will approve the budget for such services and any list of permissible Routine Non-Audit Services that may be presented to it during the fiscal year. The Audit Committee will be informed routinely as to such services actually provided by the independent auditor pursuant to this pre-approval process.

Prohibited Non-Audit Services
      The Committee shall not approve the provision by the independent auditor of any non-audit services that the independent auditor is prohibited from performing under any applicable law, SEC or NASDAQ® rule or any other applicable rule or regulation, including the following prohibited non-audit services:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions;

•	Human resources;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services; or

•	Expert services unrelated to the audit.

All Other Services
      The Audit Committee may grant specific pre-approval to those permissible audit and non-audit services that it believes are not routine or recurring services (“All Other Services”), and would not impair the independence of the auditor. For such services, Company management will submit to the Audit Committee for approval (during the fourth quarter of each fiscal year and at such other times as may be necessary or advisable) a list of All Other Services that it recommends the Audit Committee engage the independent auditor to provide. Company management and the independent auditor will each confirm to the Audit Committee that all of the services on the list are permissible under all applicable legal requirements. In addition to lists of planned All Other Services, a budget estimating All Other Service spending for the fiscal year will be provided. The Audit Committee will approve the budget for such services and any other list of All Other Services that may be presented to it during the fiscal year. The Audit Committee will be informed routinely as to such services actually provided by the independent auditor pursuant to this pre-approval process.

Pre-Approval Fee Levels
      Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

Supporting Documentation
      With respect to each proposed pre-approved service in any of the categories described above, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided and the fees proposed to be charged therefore.

Procedures
      Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

APPENDIX B
Digital Recorders, Inc.
Board of Directors’ and Key Executive Management
TBUS Common Stock Compensation Plan
      On August 12, 2005, the Digital Recorders, Inc. Board of Directors’ Human Resources and Compensation (HR&C) Committee proposed a compensation plan involving the award of Digital Recorders, Inc. (“TBUS”) Common Stock, par value of $0.10 per share, in lieu of up to $1,000 per month in cash compensation. The plan was to be effective on January 1, 2006, and made available, on a fully voluntary basis, to members of the Board of Directors and certain key executive managers. For purposes of this plan, “certain key executive managers” is defined to be those executives (1) holding positions in which performance directly impacts profitability of the Company, and (2) reporting no more than one level removed from the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, or (3) whom are specifically approved by the Human Resources and Compensation Committee for participation in the plan. On August 13, 2005, the policy was ratified by the Board of Directors, subject to formally designing the administrative workings of the plan. Such was later presented and adopted on December 2, 2005, and made effective January 1, 2006.
      In regards to compensation to members of the Board of Directors, the plan provides:

•	The monthly retainer fee compensation will be paid 50 percent in cash and 50 percent in Common Stock.

•	Shares of Common Stock payable under this plan will be issued on a quarterly basis.

•	Individual directors may annually (as of each Annual Meeting of Shareholders) elect to opt in or out of the payment-in-stock provision of the plan, effective the following January 1.
      In regards to compensation to key executive managers, the plan provides:

•	Each key executive manager of the Company may make the election to receive up to $1,000 per month of his/her employee compensation in the form of Common Stock.

•	Shares of Common Stock payable under this plan will be issued on a quarterly basis.

•	The election to participate will be on a yearly basis, effective January 1 of each year. If the election is made to participate, the commitment is for the full year, unless compelling and extenuating circumstances arise supporting doing otherwise.

•	Each year, this one-time election option will be addressed, subject to prior authorization from the Human Resources and Compensation Committee.
      To address the portion of cash compensation to be paid to each Director and/or key manager in the form of TBUS Common Stock award, the Company has elected to use the following “actual closing price formula”:
$ Value ÷ Actual Closing Price on the Last Trading Day of Each Month =
Number of Shares Owed to Each Director or Key Executive Manager

B-1

      The following example uses the closing prices on the last trading day of each month during the Company’s third quarter 2005 to calculate the number of restricted shares owed to each Director and/or key executive manager on a monthly basis for a total dollar value of $1,000 per month during the sample quarter.

		Number of Shares
Actual Closing Price of		Due Per the	Number of Shares
Last Trading Date of Each Month	Closing Price	Formula	Received

July 29, 2005	$3.10	322.580	323
August 31, 2005	$2.66	375.939	376
September 30, 2005	$2.54	393.700	394
Total Number of Shares		1,092.219	1,093
      Since the Company cannot issue fractional shares, the total number of shares issued to each Director and/or key manager in this example has been rounded up accordingly. Shares will not be issued below book value on the date the individual receives the right to receive such shares.
      Much like the award of stock options, each Director and/or key executive manager would be required to file a Form 4 for each payment received in the form of a TBUS Common Stock award. As with stock options, the Form 4 obligation generally arises upon the acquisition of the security by the reporting person, whether it’s a right to the TBUS Common Stock shares or the actual shares. Since each Director or key manager would receive a right to the TBUS Common Stock shares on a monthly basis, he/she would be responsible for monthly Form 4 filings. Also, each filing must be completed within two business days of each TBUS Common Stock award.

B-2

PROXY

This Proxy for the Annual Meeting of Shareholders in 2006 is
Solicited on Behalf of the Board of Directors

DIGITAL RECORDERS, INC.

The undersigned appoints David L. Turney and David N. Pilotte, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Digital Recorders, Inc. held of record by the undersigned at the close of business on April 4, 2006, at the Annual Meeting of Shareholders of Digital Recorders, Inc. to be held on May 24, 2006, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

ANNUAL MEETING OF SHAREHOLDERS OF

DIGITAL RECORDERS, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION
IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE LISTED BELOW AND EACH OF THE OTHER PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.	PLEASE MARK YOUR VOTE LIKE THIS: ☒

1.	PROPOSAL TO ELECT CLASS ONE AND CLASS TWO DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2007
NOMINEES:
☐	FOR ALL NOMINEES	O Stephanie L. Pinson O Juliann Tenney, J.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O C. James Meese Jr. O John K. Pirotte
☐	FOR ALL EXCEPT (See instructions below)	O David L. Turney

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR
ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE SELECTION OF	☐	☐	☐
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2006.

3.	PROPOSAL TO APPROVE PARTIAL PAYMENT OF BOARD MEMBERS AND KEY EXECUTIVE MANAGEMENT’S COMPENSATION IN THE FORM OF COMMON STOCK.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Company ID: Proxy Number: Account Number:

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign name exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.